                                                                     Exhibit 5.1

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

                                       April 10, 2003

Ladies and Gentlemen:

      The law department acts as counsel to National Processing, Inc. (the "Company") and in connection with the filing the Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement #: 333-58958, registering shares of Common Stock, without par value, (the "Common Stock") in connection with the Amendments to National City Savings and Investment Plan, and the National City Savings and Investment Plan No. 2 all these plans referred to collectively as the "Plans") and with participations therein (the "Registration Statement").

      The Law Department has examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the validity of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

      Based on the foregoing, we are of the opinion that:

      1. The share of Common Stock outstanding on the date hereof which may be purchased by the Plans and delivered to participants pursuant to the Plans will be, when purchased and delivered in accordance with the Plans, duly authorized, validly issued, fully paid and nonassessable.

      2. The shares of Common Stock which may be transferred pursuant to the Plans will be, when transferred in accordance with the Plans, duly authorized, validly issued, fully paid and nonassessable so long as:

            (a) the consideration received or to be received by the Corporation is at least equal to the par value of such shares; and

            (b) the issuance of any newly issued shares, and the transfer of any treasury shares, are duly authorized prior to any such issuance or transfer.

      3. The participations to be extended to participants in such Plans will be validly issued when extended in accordance with such Plans.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement or Post-Effective Amendment No. 2 to Form S-3 to be filed by National Processing, Inc. in order to effect registration of shares of National Processing, Inc. Common Stock which may be transferred under the Plans and the reference to us, as counsel for the Company under the caption "Legal Opinions" in the prospectus comprising a part of such Registration Statement.

                                   Very truly yours,




                                   /s/ Carlton E. Langer

                                   Carlton E. Langer
                                   Senior Vice President and Assistant Secretary National City Corporation